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                                                                    Exhibit 10.1

                                AGREEMENT OF SALE

         THIS AGREEMENT for sale of real estate is made and entered into this 24th day of February 24, 2003, by and between:

         YARDVILLE NATIONAL BANK, a National Banking Association
         2465 Kuser Road
         Hamilton, NJ   08690
                  hereinafter referred to as "Seller"

-and-

         CHRISTOPHER S. VERNON
         c/o Mercer Management & Development Co.
         PO Box 5471
         Trenton, New Jersey 08638
                  hereinafter referred to as "Purchaser".

                               W I T N E S S E T H
         WHEREAS, Seller is the owner of a certain parcel of land as more fully described on Exhibit "A" attached hereto and made a part hereof, together with the buildings and improvements thereon erected, and known as Lots 3, 4, 5 & 6, Block 2666, on the current Township of Hamilton Tax Map in Mercer County, New Jersey, (hereinafter the "Premises").

         WHEREAS, Seller desires to sell the Premises and Purchaser desires to purchase same, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration and each party intending to be legally bound hereby, the parties hereto do agree as follows:

         1. Sale of Premises. Subject to all of the terms, covenants, conditions and provisions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the Premises.

         2. Purchase Price. The Purchase Price for the Premises (the "Purchase Price") shall be Six Hundred Fifty Thousand Dollars ($650,000.00), and shall be paid at closing in certified check, cashier's check, or attorney trust account check.






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         3. Condition of Title. The sale shall include all the structures and improvements, if any, and a good and marketable fee simple title to the Premises, free from all liens and encumbrances, except as follows:

         (a) Any state of facts which an accurate survey would show, provided the same does not render the title unmarketable or reflect any encroachments over the lot lines.

         (b) Zoning requirements and municipal building restrictions and all other laws, ordinances, regulations or restrictions or other lawful right or authority now or hereafter adopted which would not prohibit the use of the premises as an office building.

         (c) Other easements, covenants and restrictions of record, if any, provided the same do not make the title uninsurable or unmarketable or prevent the lawful use of the premises as at present and as set forth in 3(b) above.

         (d) Any assessment or assessments for municipal improvements, construction of which is commenced after the date of this agreement and thereafter becoming liens on the said premises. The Seller represents and warrants that to its knowledge there are no existing or partly constructed municipal improvements affecting the premises which have not been assessed and fully paid for nor are there prospective municipal improvements affecting the premises authorized by any ordinance duly adopted by the governing body of the municipality in which said premises are situate for which it has received any formal or informal notices.

         (e) The rights of utility companies to maintain poles, wires, cables and pipes over, on and under the street, the part of the Premises adjoining the street, or running to any improvements on the Premises so long as same do not prevent the use of the Premises as an office building.

         4. Settlement. Settlement hereunder (the "Settlement") shall take place on or about April 5, 2003 at the office of the Seller, 2465 Kuser Road, Hamilton, New Jersey.

         5. Provisions with Respect to Settlement. At Settlement, Seller shall deliver, or cause to be delivered, to Purchaser, at Seller's sole cost and expense, each of the following:

         (a) Deed. A Bargain and Sale Deed with Covenants Against Grantor's Acts conveying title to the Premises and the non-exclusive right to utilize all easements needed to service the operation of Buyer's building duly executed and acknowledged by Seller in proper recordable form.





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         (b) Possession. Possession of the Premises, unoccupied and free and clear of any leases, tenancies claims to or rights of use or possession.

         (c) Owner's/Seller's Affidavit. An owner's/seller's affidavit in form and substance acceptable to the title company which is sufficient to cause the title company to remove those standard exceptions in the title policy relating to possession of the Premises, liens and other similar matters.

         (d) Resolution. A resolution authorizing the sale on behalf of the Corporation.

         (e) Other Documents. Such other documents as may be reasonably required by the title company or as may be agreed upon by Seller and Purchaser to consummate the Settlement.

         6. Taxes: Apportionments.

         (a) All realty transfer taxes hereunder (if any) imposed on or arising in connection with this transaction shall be paid by Seller at Settlement.

         (b) Real estate taxes, water and sewer, and all other apportionable charges shall be apportioned as of Settlement on a per diem basis as per normal Mercer County settlement practice.

         7. Condition of Premises. Seller makes no warranties with respect to the value of the Premises being sold. Purchaser will purchase said Premises "As Is", and Seller makes no representations or warranties with respect to said Premises other than as expressly stated herein. Purchaser acknowledges that it has an opportunity to conduct certain inspections pursuant to this Agreement, such inspections including engineering, soil, septic and termite, of the Premises, and has not entered into this Agreement based on any representations or warranties of Seller regarding engineering, soil, septic or termite matters.

         8. Project Inspection.

         (a) Purchaser shall have thirty (30) days from receipt of a fully executed copy of this Agreement (the "Due Diligence Period") to conduct such engineering, environmental and other studies and inspections of the physical condition of the Premises as Purchaser, in its absolute discretion, deems necessary or appropriate. Such studies and inspections shall be at Purchaser's sole cost and expense.






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         (b) If during the Due Diligence Period Purchaser discovers any defect in structure, systems, and fixtures, or any undisclosed environmental hazard, or any other condition, title or governmental restrictions that would impair the value of the Premises, or unduly restrict its use or viability as an office building, then Purchaser shall deliver written notice of Purchaser's election to cancel this Agreement prior to the end of the Due Diligence Period, in which case this Agreement shall terminate, the Deposit shall be returned to Purchaser and thereafter Seller and Purchaser shall have no further obligations or liabilities one to the other hereunder.

         9. Condemnation. Seller covenants and warrants that it has not heretofore received any notice of any condemnation proceeding or other proceedings in the nature of eminent domain in connection with the Premises or any significant portion or portions thereof. In the event of the taking of all or any portion or portions of the Premises by eminent domain proceedings or the commencement of any such proceeding, at any time prior to the completion of Settlement, Purchaser shall have the right, at Purchaser's sole option, to terminate this Agreement by giving notice to Seller on or before the completion of Settlement. If Purchaser does not so terminate this Agreement, the Purchase Price for the Premises shall be reduced by the total of any awards or other proceeds received or due to by Seller with respect to any taking. In the event that there is a taking of a minor portion of the Premises with no material adverse impact on the use of the premises for an office building, Purchaser will not have the right to terminate this Agreement, but shall close and all condemnation proceeds shall go to the Purchaser.

         10. Risk of Loss. All risk of loss or damage to any part of the Premises shall be on Seller until closing unless such loss is due to the Purchaser's acts or omissions.

         11. Assessments. Seller shall be responsible to pay for all assessments levied against the Premises prior to the date of this Agreement, or levied against the Premises after the date of this Agreement by reason of work ordered, commenced or completed prior to the date of this Agreement; and, if Settlement is completed by Purchaser, Purchaser shall be responsible to pay for all assessments levied against the Premises after the date of this Agreement by reason of work or improvements ordered after such date.

         If at Settlement the Premises, or any portion or portions thereof, shall be affected by any assessment(s) which is required to be paid by Seller pursuant to the provisions of this Section 11 and which is or may be payable in annual or other installments of which the first installment is then a lien or has been paid, then for the purpose of this Agreement, all of the unpaid installments of any such assessment(s) including those which would become due and payable after Settlement shall be deemed to be due and payable and liened-upon the Premises and shall be paid and discharged by Seller at Settlement.

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         12.      Seller's Representations and Warranties. Seller represents and warrants to Purchaser the following:

         (a) To Seller's knowledge, there is no present plan, study or effort by any governmental authority or agency or any private party or entity which in any way affects or would affect the continued authorization of the current use and operation of the Premises.

         (b) Except as disclosed herein, there is no pending, or to Seller's knowledge threatened, litigation which does or would materially affect the ownership, use, maintenance or operation of the Premises or Seller's ability to fulfill all of its obligations under this Agreement.

         (c) Seller has no knowledge of receipt of any written notice of a claim of non-compliance with respect to the Premises as to any laws, ordinances, rules and regulations, including, but not limited to, those relating to environmental, zoning, land use and division, building, fire, health and safety matters of any governmental or any agency, body or subdivision thereof relating to the operation, ownership or use of the Premises. Seller further represents that it is in the process of removing an underground storage tank on the subject Premises and agrees to remove the same in accordance with all Federal, State and municipal rules and regulations. If a No Further Action Letter is required from the NJ Department of Environmental Protection, then Seller agrees to take all actions necessary to obtain the same at its own expense.

         (d) Seller has not entered into any, and there are no presently effective leases relating to any portion of the Premises.




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         (e)      The execution, delivery and performance of this Agreement by
                  Seller (I) does not and will not conflict with or result in a breach of any condition or provision of, or constitute a default under, or result in the acceleration, creation or imposition of any lien, charge or encumbrance upon the Premises by reason of the terms of any contract, mortgage, lien, agreement, indenture, instrument, decree or judgment to which the Seller is a party or which is or purports to be binding upon Seller or which affects or purports to affect the Premises, and (ii) to the knowledge of Seller, does not and will not breach any statute or regulation of any governmental authority, including, but not limited to, applicable zoning laws and regulations, or any judicial or administrative order relating to the Premises or to Seller.

         (f) Seller has no knowledge of any understanding or agreement with any taxing or assessing authority respecting the imposition or deferment of any taxes or assessments respecting the Premises. To Seller's knowledge, there are no improvement district or other assessments, special or otherwise, burdening the Premises, whether or not a lien thereof, nor has Seller received notice of the establishment of any such district or assessment. Seller has received no notice and has no knowledge of any proposed increase in the assessed valuation of the Premises.

         (g) To the best of Seller's knowledge, all buildings, driveways and other improvements on the subject property are within its boundary and no improvements on adjoining properties extend across the boundary line of the subject premises.

         13. Property Included. All utility systems, fixtures, trees, shrubbery and plants now attached or appurtenant to or located on the Premises are represented to be owned by Seller, free from all liens and encumbrances, and are included in this sale. Seller shall not remove any of the foregoing items or change the nature or character of the Premises after the date of this Agreement pending Settlement, except as rough grading may require.

         14. Maps, Plans, Surveys, etc. Seller shall deliver to Purchaser, without charge, copies of all plans, maps, surveys, descriptions, title reports, permits, certifications, licenses, approvals, and other documentation respecting the Premises and the use and occupancy thereof which are in the possession of Seller and which Seller can reasonably locate, as of the date of this Agreement, which material shall be returned to Seller by Purchaser if Settlement is not completed. If Settlement is completed, Seller agrees to assign to Purchaser at Settlement, without charge, all of Seller's rights, title and interests in and to all such material.

         15. Notices. All notices, statements, demands, requests, consents, communications and certificates from either party hereto to the other shall be made in writing and sent by United States Registered or Certified Mail, return receipt requested, postage prepaid, delivered to Addresses Only, addressee as follows:




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         (a)      If intended for Seller:
                  ----------------------
                  Yardville National Bank
                  2465 Kuser Road
                  Hamilton, NJ 08690
                  Attn: Daniel J. O'Donnell, SVP/General Counsel

         (b)      If intended for Purchaser:
                  -------------------------
                  Christopher S. Vernon
                  c/o Mercer Management & Development Co.
                  PO Box 5471
                  Trenton, New Jersey 08638

                  With a copy to:
                  --------------





                  or such other addresses or entities either party hereto may from time to time direct by service of notice on the other party as provided above. Any such notices, statements, demands, requests, consents, communications or certificates shall be deemed given three (3) days after the date the same are mailed in accordance with this Section.

         16. Default and Remedies.

         (a) Purchaser. If Seller fails to perform any of its material obligations or agreements contained herein and Purchaser is not then in default of any of its obligations or agreements contained herein, then Purchaser may elect one of the following as Purchaser's sole and exclusive remedy: either (i) to terminate this Agreement by giving written notice of termination and the reasons therefor to Seller, in which event Purchaser may recover from Seller any damages for said breach; or (ii) to bring any action available at law or equity, for damages and/or for specific performance of the terms of this Agreement for conveyance of the Premises to Purchaser pursuant to which Seller shall convey to Purchaser such title to the Premises as Seller then holds on the date that Purchaser completes Purchaser's review of title for the Premises.





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         (b) Seller. If Purchaser fails to close (except for permitted terminations set forth herein), and Seller is not then in default of any of its material obligations or agreements contained herein, then Seller may elect to terminate this Agreement and to seek damages and/or any other relief or remedy available at law or equity.

         17. Brokerage. Seller and Purchaser represent and warrant that each has not dealt with any broker, agent, finder or other intermediary in connection with the conveyance of the Premises or this Agreement. Seller and Purchaser agree to indemnify, defend and hold the other harmless of, from and against any damages, costs, claims, losses or liabilities whatsoever (including attorney's fees, expenses and court costs) arising from any breach by the other of the foregoing representation. This Paragraph shall survive delivery of the Deed.

         18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns. If there shall be more than one Seller or Purchaser, they all shall be bound jointly and severally by the terms, covenants, conditions, provisions, warranties, representations and agreements herein contained, and the words "Seller" and "Purchaser" shall be deemed and taken to mean each and every person or party mentioned as a Seller or Purchaser herein.

         19. Entire Agreement. This is the entire agreement between the parties hereto regarding the transaction contemplated hereby and there are no other terms, covenants, conditions, provisions, warranties, representations or statements, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         20. Headings. The headings incorporated in this Agreement are for convenience and reference only and are not a part of this Agreement and do not in any way control, define, limit, or add to the terms and conditions hereof.

         21. Governing Law. This Agreement shall be construed, interpreted and governed by the laws of New Jersey.

         22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

         23. Lease of Basement Space. This Agreement is contingent on the Seller and Purchaser entering into a lease of the basement space at terms acceptable to both Parties.

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         24. Assignment. Purchaser represents to Seller that he presently plans on assigning this Agreement to a limited liability company to be formed by the Purchaser. Seller consents to said assignment provided Purchaser is one of the controlling members of said limited liability company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the day and year first above written.

ATTEST/WITNESS:                                       YARDVILLE NATIONAL BANK
                                                  A National Banking Association

                /s/
-----------------------------------               By: Patrick M. Ryan
                                                     ---------------------------
                                                  Patrick M. Ryan, President/CEO

               /s/
-----------------------------------               By: Christopher S. Vernon
                                                     ---------------------------
                                                  Christopher S. Vernon










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